SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. ____)

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Filed by a Party other than the Registrant	☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HIGHBURY FINANCIAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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HIGHBURY FINANCIAL INC.
999 Eighteenth Street, Suite 3000
Denver, Colorado 80202

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Highbury Financial Inc. (“Highbury”) which will be held at the principal executive offices of Highbury, 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202, on Monday, October 29, 2007 at 1:00 p.m. local time.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of 2007 Annual Meeting of Stockholders and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Highbury. I look forward to greeting as many of our fellow stockholders as possible.

Sincerely, Richard S. Foote, President and Chief Executive Officer

HIGHBURY FINANCIAL INC.
999 Eighteenth Street, Suite 3000
Denver, Colorado 80202

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

October 1, 2007

To Our Stockholders:

You are cordially invited to attend the annual meeting of the stockholders of Highbury Financial Inc. at 1:00 p.m., local time, on October 29, 2007, at 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202. At this meeting, you will be asked to consider and vote upon the following:

(1)     The election of two directors to our Board of Directors to serve for a term of three years or until their successors are duly elected and qualified.

(2)     The transaction of other business as may come properly before the meeting or any meetings held upon adjournment of the meeting.

Our Board of Directors has fixed the close of business on September 14, 2007 as the record date for the determination of stockholders entitled to vote at the meeting or any meetings held upon adjournment of the meeting. Only record holders of our common stock at the close of business on that day will be entitled to vote. A copy of our 2006 Annual Report on Form 10-K is enclosed with this notice, but is not part of the proxy soliciting material.

We invite you to attend the meeting and vote in person. If you cannot attend, to assure that you are represented at the meeting, please sign and return the enclosed proxy card as promptly as possible in the enclosed postage prepaid envelope. If you attend the meeting, you may vote in person, even if you previously returned a signed proxy.

By order of the Board of Directors, R. Bradley Forth, Secretary & Chief Financial Officer Denver, Colorado October 1, 2007

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q.	What is the purpose of the Annual Meeting?	A.	The purpose of our Annual Meeting is for the stockholders to consider and vote upon the election of directors and such other matters as may properly come before the meeting.

Q.	Where will the meeting be held?	A.	The 2007 Annual Meeting will be held on Monday, October 29, 2007 at 1:00 p.m. (local time), at 999 Eighteenth Street, Suite 3000, Denver, CO 80202.

Q.	Who is soliciting my vote?	A.
The Board of Directors of Highbury (“Board”) is soliciting your proxy to vote at the Annual Meeting. This proxy statement and form of proxy were first mailed to stockholders on or about October 1, 2007. Your vote is important. We encourage you to vote as soon as possible after carefully reviewing this proxy statement. We have engaged Morrow & Co., Inc. to assist us in the solicitation of proxies. The fee for these services will be $3,500 in addition to out-of-pocket expenses.

Q.	What am I voting on?	A.	You are voting on one item: The election of the following two directors to the Board to serve until the 2010 annual meeting of stockholders:

• R. Bruce Cameron • Aidan J. Riordan

Q.	What are the voting recommendations of the Board?	A.	The Board recommends that stockholders vote FOR each of the director nominees.

Q.	Will any other matters be voted on?	A.
The Board does not intend to present any other matters at the meeting. We do not know of any other matters that will be brought before the stockholders for a vote at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, your signed proxy card gives authority to Richard S. Foote and R. Bradley Forth as proxies, with full power of substitution (“Proxies”), to vote on such matters in their discretion.

Q.	Who is entitled to vote?	A.	Stockholders of record as of the close of business on September 14, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting.

Q.	How many votes do I have?	A.	You will have one vote for every share of Highbury common stock that you owned at the close of business on the Record Date. You are not entitled to cumulate your vote.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?	A.
Many stockholders hold their shares through a broker or bank rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record
If your shares are registered directly in your name with Highbury’s transfer agent, Continental Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Highbury.

Beneficial Owner
If your shares are held in a stock brokerage account or by a bank, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your bank or broker, which is considered the stockholder of record of these shares. As the beneficial owner, you have the right to direct your bank or broker how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you bring with you a legal proxy from the stockholder of record. Your bank or broker has enclosed a voting instruction card for you to use for providing directions for how to vote your shares.

Q.	How do I vote?	A.	If you are a stockholder of record, there are two ways to vote:

• By completing and mailing your proxy card; and

• By written ballot at the Annual Meeting.

If you return your proxy card but you do not indicate your voting preferences, the Proxies will vote your shares FOR item 1.

If your shares are held in street name, you should follow the voting directions provided by your bank or broker. You may complete and mail a voting instruction card to your bank or broker or, in most cases, submit voting instructions by the Internet or telephone to your bank or broker. If you provide specific voting instructions by mail, the Internet or telephone, your shares should be voted by your bank or broker as you have directed.

We will distribute written ballots at the Annual Meeting to any stockholder who wants to vote. If you hold your shares in street name, you must request a legal proxy from your broker to vote at the Annual Meeting.

Q.	Can I change my vote?	A.	Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

• Returning a later-dated proxy card;

•      Sending written notice of revocation to Richard S. Foote, President and Chief Executive Officer, at Highbury’s address of record, which is 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202; or

• Completing a written ballot at the Annual Meeting.

Q.	How are votes counted?	A.	Votes are counted by inspectors of election designated by the corporate secretary.

Q.	Who pays for soliciting proxies?	A.
Highbury will pay for the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy to our stockholders, as well as the cost of soliciting proxies relating to the meeting. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses for these solicitations. Our officers, directors and employees may supplement these solicitations of proxies by telephone, facsimile, e-mail and personal solicitation. We will pay no additional compensation to our officers, directors or employees for these activities.

Q.	What is the quorum requirement of the Annual Meeting?	A.
A majority of the outstanding shares on the Record Date, represented in person or by proxy at the Annual Meeting, constitutes a quorum for voting on items at the Annual Meeting. If you vote, your shares will be part of the quorum. Abstentions, including those recorded by brokers holding their customers’ shares, will be counted in determining the quorum. On the Record Date, there were 9,527,000 shares outstanding and eight holders of record of common stock. A majority of common stock, or 4,763,501 shares, will constitute a quorum.

Q.	What are broker non-votes?	A.
Broker non-votes occur when holders of record, such as banks and brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders at least ten days before the Annual Meeting.

Broker non-votes will not affect the outcome of the matters being voted on at the Annual Meeting, assuming that a quorum is obtained.

Q.	What vote is required for the election of directors?	A.
The two candidates who receive a plurality of the votes cast in the election of directors will be elected. Votes against a candidate and votes withheld from voting for a candidate will have no effect on the election.

Q.	Who can attend the Annual Meeting?	A.	All Highbury stockholders as of the close of business on the Record Date may attend.

Q.	What do I need to do to attend the Annual Meeting?	A.
If you are a stockholder of record, your proxy card is your admission ticket to the Annual Meeting. If you own shares in street name, you will need to ask your broker or bank for an admission ticket in the form of a legal proxy. You will need to bring the legal proxy with you to the Annual Meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the Annual Meeting. We can use your statement to verify your ownership of our common stock and admit you to the Annual Meeting; however, you will not be able to vote your shares at the Annual Meeting without a legal proxy.

Q.	What does it mean if I get more than one proxy card?	A.	It means you own shares in more than one account. You should vote the shares on each of your proxy cards.

Q.
I own my shares indirectly through my broker, bank, or other nominee, and I receive multiple copies of the annual report, proxy statement, and other mailings because more than one person in my household is a beneficial owner. How can I change the number of copies of these mailings that are sent to my household?
A.
If you and other members of your household are beneficial owners, you may eliminate this duplication of mailings by contacting your broker, bank, or other nominee. Duplicate mailings in most cases are wasteful for us and inconvenient for you, and we encourage you to eliminate them whenever you can. If you have eliminated duplicate mailings, but for any reason would like to resume them, you must contact your broker, bank, or other nominee.

Q.
Multiple stockholders live in my household, and together we received only one copy of this year’s annual report and proxy statement. How can I obtain my own separate copy of those documents for the Annual Meeting in October?
A.
You may pick up copies in person at the Annual Meeting or download them from our Internet web site, http://www.highburyfinancial.com (click on the link to Annual Meeting materials on the Investor Information page). If you want copies mailed to you and are a beneficial owner, you must request them from your broker, bank, or other nominee. If you want copies mailed and are a stockholder of record, we will mail them promptly if you request them from our corporate office by phone at (303) 357-4802 or by mail to 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202, attention: Investor Relations. We cannot guarantee you will receive mailed copies before the Annual Meeting.

Q.	Where can I find the voting results of the Annual Meeting?	A.	We plan to announce preliminary voting results at the Annual Meeting and publish final results in a Form 8-K furnished after the Annual Meeting.

Q.	What is the deadline for consideration of shareholder proposals for the 2008 Annual Meeting?	A.
A stockholder who wants to present a proposal at the 2008 annual meeting and have it included in our proxy statement for that meeting must submit the proposal in writing at our offices at 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202, Attention: Corporate Secretary, on or before June 3, 2008. Applicable Securities and Exchange Commission, or SEC, rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement.

A stockholder who wants to present a proposal at the 2008 annual meeting (but not to include the proposal in our proxy statement) or to nominate a person for election as a director must comply with the requirements set forth in our by-laws. Our by-laws require, among other things, that our corporate secretary receive written notice from the record holder of intent to present such proposal or nomination no less than 60 days and no more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, if the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Therefore, if the annual meeting with respect to which such notice is to be tendered is held within 30 days before or after such anniversary date, we must receive notice of such proposal no earlier than August 29, 2008, and no later than September 28, 2008. The notice must contain the information required by our by-laws. You may obtain a print copy of our by-laws upon request from our corporate secretary at Highbury Financial Inc., 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202. In addition, any person presiding at the meeting may exclude any matter that is not properly presented in accordance with these requirements.

If a matter is presented at our Annual Meeting for which we did not have notice before September 18, 2007, then the proxy holders designated by the Board may exercise their discretionary voting authority with regard to such matter.

Q.	Who can help answer my questions?	A.
If you have questions about the annual meeting or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

Highbury Financial Inc.
999 Eighteenth Street, Suite 3000
Denver, CO 80202
Tel: (303) 357-4802

You may also obtain additional information about Highbury from documents filed with the Securities and Exchange Commission, or the SEC, by following the instructions in the section entitled “Where You Can Find More Information.”

HIGHBURY FINANCIAL INC.
999 Eighteenth Street, Suite 3000
Denver, Colorado 80202

PROXY STATEMENT

GENERAL INFORMATION

We are sending you this proxy statement on or about October 1, 2007 in connection with the solicitation of proxies by our Board. The proxies are for use at our 2007 Annual Meeting of Shareholders, which we will hold at 1:00 p.m., local time, on Monday, October 29, 2007 at 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202. The proxies will remain valid for use at any meetings held upon adjournment of that meeting. The record date for the meeting is the close of business on September 14, 2007. All holders of record of our common stock on the record date are entitled to notice of the meeting and to vote at the meeting and any meetings held upon adjournment of that meeting. Our principal executive offices are located at 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202, and our telephone number is (303) 357-4802.

A proxy form is enclosed. Whether or not you plan to attend the meeting in person, please date, sign and return the enclosed proxy as promptly as possible, in the postage prepaid envelope provided, to ensure that your shares will be voted at the meeting. You may revoke your proxy at any time prior to its use by filing with our secretary an instrument revoking it or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Unless you instruct otherwise in the proxy, any proxy, if not revoked, will be voted at the meeting:

•	for our Board’s slate of nominees; and

•	as recommended by our Board with regard to all other matters, in its discretion.

Our only voting securities are the outstanding shares of our common stock. At the record date, we had 9,527,000 shares of common stock outstanding and approximately eight stockholders of record. If the stockholders of record present in person or represented by their proxies at the meeting hold at least a majority of our outstanding shares of common stock, a quorum will exist for the transaction of business at the meeting. Stockholders of record who abstain from voting, including brokers holding their customers’ shares who cause abstentions to be recorded, are counted as present for quorum purposes. In accordance with Delaware law, a list of stockholders entitled to vote will be available at the meeting.

For each share of common stock you hold on the record date, you are entitled to one vote on all matters that we will consider at this meeting. You are not entitled to cumulate your votes. Brokers holding shares of record for their customers generally are not entitled to vote on certain matters unless their customers give them specific voting instructions. If the broker does not receive specific instructions, the broker will note this on the proxy form or otherwise advise us that it lacks voting authority. The votes that the brokers would have cast if their customers had given them specific instructions are commonly called “broker non-votes.”

The voting requirements for the proposals we will consider at the meeting are:

•
Election of directors. The two candidates who receive a plurality of the votes cast in the election of directors will be elected. Votes against a candidate and votes withheld from voting for a candidate will have no effect on the election.

We will pay for the cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy to our stockholders, as well as the cost of soliciting proxies relating to the meeting. We have requested banks and brokers to solicit their customers who beneficially own our common stock in names of nominees. We will reimburse these banks and brokers for their reasonable out-of-pocket expenses regarding these solicitations. Our officers, directors and employees may supplement the original solicitation by mail of proxies by telephone and personal solicitation. We will pay no additional compensation to our officers, directors and employees for these activities.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

We are asking our stockholders to elect two members to serve on our Board for a term of office consisting of three years or until their respective successors are elected and qualified. Our Board has nominated the two individuals named below for election as directors. Each nominee has agreed to serve as a director if elected.

All of the nominees are currently serving as our directors. The term of office of each of the current directors expires on the date of the Annual Meeting. R. Bruce Cameron has served on our Board since inception. Aidan J. Riordan has served on our Board since May 24, 2007.

The persons named as proxies in the accompanying form of proxy have advised us that at the meeting they will vote for the election of the nominees named below, unless a contrary direction is indicated. If any of these nominees becomes unavailable for election to our Board for any reason, the persons named as proxies have discretionary authority to vote for one or more alternative nominees designated by our Board of Directors.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director. None of the nominees has any family relationship with any other nominee or with any of our executive officers.

Information concerning nominees to our Board

The nominee directors of Highbury, their ages and present positions with Highbury, are as follows:

Name	Age	Position with the Company

R. Bruce Cameron	51	Chairman of the Board
Aidan J. Riordan	35	Director

R. Bruce Cameron, CFA has been our chairman of the board since our inception. Mr. Cameron has been the president and chief executive officer of Berkshire Capital Securities LLC, a New York-based investment banking firm, since its formation in May 2004. Mr. Cameron co-founded Berkshire Capital Corporation, the predecessor firm to Berkshire Capital Securities LLC, in 1983 as the first independent investment bank covering the financial services industry, with a focus on investment management and capital markets firms. Mr. Cameron is responsible for the overall development and direction of the firm and is actively involved in working with the firm’s major clients. Mr. Cameron heads the firm’s management committee and is a frequent speaker at industry conferences and events. Mr. Cameron and his partners have advised on 214 mergers and acquisitions of financial services companies, including high net worth managers, institutional investment managers, mutual fund managers, real estate managers, brokerage firms, investment banks and capital markets firms with aggregate client assets under management of more than $416 billion and aggregate transaction value in excess of $9.6 billion. Mr. Cameron is the managing member of Broad Hollow LLC, which owns 675,000 shares of our common stock. Prior to forming Berkshire Capital Corporation, Mr. Cameron was an associate director of Paine Webber Group Inc.’s Strategic Planning Group from 1981 through 1983. At Paine Webber, Mr. Cameron executed several internal acquisitions for the company. Mr. Cameron began his career at Prudential Insurance Company from 1978 through 1980, working first in the Comptroller’s Department and then in the Planning & Coordination Group. Mr. Cameron was graduated from Trinity College, where he received a B.A. in Economics, and from Harvard Business School, where he received an M.B.A. Mr. Cameron also attended the London School of Economics. Mr. Cameron is a CFA charterholder and is on the membership committee of the New York Society of Security Analysts. Mr. Cameron is a director of Capital Counsel LLC in New York City, a high net worth investment management firm he advised when it was established. Mr. Cameron is a Fellow of the Life Management Institute. He is also a past trustee of the Securities Industry Institute.

Aidan J. Riordan has been a member of our board of directors since May 2007. Mr. Riordan is a Partner at Calvert Street Capital Partners, Inc. (“CSCP”), a Baltimore-based private equity investment firm focused on middle-market manufacturing and service companies. Since joining CSCP in 2003, Mr. Riordan has assisted in managing the firm’s private equity funds. Previously, he was an Associate with Castle Harlan, Inc., a New York-based middle-market private equity partnership from 2000 to 2003. Mr. Riordan also served as an Associate for Berkshire Capital Corporation, a New York-based boutique investment bank specializing in providing M&A services to financial institutions from 1994 to 1998. He holds a Bachelor of Arts degree in Economics from the University of Pennsylvania and a Masters in Business Administration degree in Finance from Columbia Business School. Mr. Riordan currently serves on the boards of directors for two CSCP portfolio companies: Universal Millennium, a printing and graphics services company, and ADAPCO, a distributor of specialty chemicals and equipment.

Information about our non-nominee directors and officers

The directors and officers of Highbury who are not nominees for election at the 2007 Annual Meeting, their ages and present positions with Highbury, are as follows:

Name	Age	Position with the Company

Richard S. Foote	44	President, Chief Executive Officer and Director
R. Bradley Forth	28	Executive Vice President, Chief Financial Officer and Secretary
Russell L. Appel	46	Director

Richard S. Foote, CFA has been our president and chief executive officer and a member of our board of directors since our inception. Mr. Foote has been a managing director of Berkshire Capital Securities LLC since its formation in May 2004 and a managing director, principal and vice president of Berkshire Capital Corporation, the predecessor firm to Berkshire Capital Securities LLC, since 1994. Throughout his career, Mr. Foote has specialized in providing investment banking services to the financial services industry, including mergers and acquisitions, public offerings and private placements of debt and equity securities, and negotiation and implementation of private equity capital coinvestment commitments. At Berkshire Capital Securities LLC and its predecessor, Mr. Foote has advised owners of institutional equity and fixed income managers, high net worth managers, mutual fund managers and capital markets firms in mergers and acquisitions. Mr. Foote has developed the firm’s alternative investment management industry practice, with the dominant market share in mergers and acquisitions of real estate investment management and services firms and operating companies. Since 1994, Mr. Foote has advised on 28 completed mergers and acquisitions of financial services companies, including high net worth managers, institutional investment managers, mutual fund managers, real estate managers, brokerage firms, investment banks and capital markets firms with aggregate client assets under management of nearly $128 billion and aggregate transaction value of $2.1 billion. Mr. Foote is a director of Berkshire Capital and serves on its compensation committee, commitment committee and technology committee. From 1991 through 1994, Mr. Foote was a co-founder and partner of Knightsbridge Capital Partners, a partnership engaged in investment banking and merchant banking activities. From 1985 to 1991, Mr. Foote was a vice president, an associate, and an analyst in the investment banking division of PaineWebber Incorporated, primarily working on mergers, acquisitions and the issuance of equity and debt securities. Mr. Foote was graduated from Harvard College, cum laude, in 1985 with an A.B. in Economics. Mr. Foote is a CFA charterholder and a member of the CFA Institute, the New York Society of Security Analysts, the Pension Real Estate Association and the National Council of Real Estate Investment Fiduciaries.

R. Bradley Forth, CFA has been our executive vice president, chief financial officer and secretary since our inception. Mr. Forth has been a vice president and associate at Berkshire Capital Securities LLC since its formation in May 2004 and an associate and analyst at Berkshire Capital Corporation, the predecessor firm to Berkshire Capital Securities LLC, since 2001. Mr. Forth has specialized in merger, acquisition and valuation advisory activities for institutional investment managers, high net worth managers, multi-family offices, mutual fund managers, hedge fund of funds managers, retail brokerage firms and real estate investment management and services firms. Mr. Forth has advised on 17 completed mergers and acquisitions of financial services companies with aggregate transaction value of $1.3 billion. He was graduated from Duke University in 2001 with a B.S. in Economics and a B.A. in Chemistry. Mr. Forth is a CFA charterholder and a member of the CFA Institute and the New York Society of Security Analysts.

Russell L. Appel has been a member of our board of directors since our inception. Mr. Appel is a founder and the president of The Praedium Group LLC, a private equity real estate investment firm focusing on underperforming and undervalued assets throughout North America that began operations as a part of Credit Suisse First Boston, or CSFB. In 1991 Mr. Appel established a team at CSFB to acquire distressed real estate assets for CSFB’s proprietary account. As a result of this group’s achievements, Praedium was formed in 1994 as a third-party investment management group affiliated with CSFB. Since 1991 this group has completed more than $6 billion of real estate transactions in a series of private equity vehicles. The firm’s clients include public and corporate pension plan sponsors, foundations, endowments, and other institutional and high net worth individual investors. In 1999 Praedium separated from CSFB and presently operates as an independent investment firm. In addition to his responsibilities with Praedium, Mr. Appel ran CSFB’s Commercial Mortgage Finance business from 1991 to 1994, where he became a managing director. At CSFB, Mr. Appel supervised the execution of numerous commercial and multi-family asset securitization and sale advisory assignments. Prior to joining CSFB in 1991 and his association with Praedium, Mr. Appel was a vice president in the Real Estate Department of Goldman Sachs & Co. from 1986 to 1991. At Goldman Sachs, he was involved in real estate-related sales, financings, mergers and acquisitions and capital markets transactions. Mr. Appel holds a B.S. in Economics, magna cum laude, and an M.B.A. with distinction from the Wharton School of the University of Pennsylvania. Mr. Appel serves on the board of directors of the Pension Real Estate Association.

Number and Terms of Directors

Highbury’s Board has four directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Russell L. Appel, expired on the first annual meeting of stockholders held on November 27, 2006. Mr. Appel was re-elected for a three-year term. The term of office of the second class of directors, consisting of R. Bruce Cameron and Aidan J. Riordan, will expire on the date of our annual meeting. The term of office of the third class of directors, consisting of Richard S. Foote, will expire on the date of our 2008 annual meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires Highbury’s officers and directors, and persons who own more than ten percent of Highbury’s common stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 that they file. Based on our review of the Forms 3, 4 and 5 filed by such persons, we believe that all Section 16(a) filing requirements applicable to Highbury’s officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2006, with the following exceptions. The Form 3 filed by R. Bradley Forth, our Executive Vice President, Chief Financial Officer and Secretary, in connection with our initial public offering, which was required to be filed no later than January 25, 2006, the day of the effectiveness of our initial public offering, was not electronically transmitted to the SEC until after 10:00 p.m. on January 25, and therefore has a filing date of January 26, 2006.  The Form 3s filed by Jack Silver and Nisswa Master Fund Ltd., each a beneficial owner of more than 10% of Highbury’s outstanding common stock, filed on December 29, 2006 and January 26, 2007, respectively, may have been filed after the expiration of the applicable filing periods. A Form 4 filed by Nisswa Master Fund Ltd. was filed after the expiration of the applicable filing periods with respect to five transactions in 2006. A Form 5 filed on February 27, 2007 reported that Context Capital Management, LLC, Context Advantage Master Fund, L.P., Michael S. Rosen and William D. Fertig became beneficial owners of more than 10% of Highbury’s outstanding common stock on November 30, 2006. The Form 3 reporting this event was filed after the expiration of the applicable filing period and five additional transactions that should have been reported on Form 4 in 2006 were reported on Form 5 in 2007. Wellington Management Company, LLP, a beneficial owner of more than 10% of Highbury’s outstanding common stock has not filed Forms 3, 4 or 5 to date.

Code of Ethics

Our Board has adopted a Code of Ethics for our officers and directors. The text of this Code of Ethics may be found on our website at http://www.highburyfinancial.com. Amendments to and waivers from the Code of Ethics that require disclosure under applicable SEC rules will be posted on our website.

Information Regarding our Board of Directors and its Committees

Our Board met 18 times during fiscal 2006. Each of our directors attended 75% or more of the total number of meetings of the Board during fiscal 2007. Our directors are encouraged, but not required, to attend the annual stockholders’ meeting. Three of our directors attended our 2006 Annual Meeting. Mr. Riordan was not a director of Highbury at the time of our 2006 Annual Meeting.

Audit Committee. Highbury has not established an audit committee and has not adopted a written charter. Highbury’s entire board of directors currently carries out the functions customarily undertaken by the Audit Committee. Highbury’s board of directors has determined that R. Bruce Cameron and Richard S. Foote each qualifies as an “audit committee financial expert” as that term is defined under Item 407(d)(5)(ii) of Regulation S-K of the Securities and Exchange Act of 1934, as amended. However, since Messrs. Cameron and Foote are officers of Highbury, neither is “independent” as that term is defined under Nasdaq’s listing requirements.

Compensation Committee. Highbury’s entire Board currently carries out the functions customarily undertaken by the Compensation Committee and has not adopted a written charter related to compensation.

Nominating Committee. Highbury’s entire Board currently carries out the functions customarily undertaken by the Nominating Committee. Our board of directors does not have a formal policy for selection of nominees and does not have a written charter.

The Board of Directors believes that it is appropriate for Highbury not to have a nominating committee because potential nominees are recommended by a majority vote of the independent directors and each director on the Board participates in the consideration of all director nominees. The Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to Highbury’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board up for re-election at an upcoming annual meeting of stockholders does not wish to continue in service, the Board identifies the desired skills and experience of a new nominee, if the Board determines that it is appropriate to replace the retiring member. The Board believes that potential directors should possess sound judgment, understanding of the business issues affecting Highbury, integrity and the highest personal and professional ethics. In searching for potential Board nominees, the Board seeks directors who have a range of business, management and civic experience appropriate for the Board to discharge its responsibilities. In the case of both incumbent and new directors, the Board seeks persons who are able to devote significant time and effort to Board responsibilities.

The Board will consider potential nominees brought to its attention by any director or officer of Highbury. It also will evaluate recommendations for director nominees proposed by a stockholder who (i) has continuously held at least 1% of the outstanding shares of Highbury’s Common Stock entitled to vote at the annual meeting of stockholders for at least one year prior to the date the stockholder makes the recommendation and (ii) undertakes to continue to hold such number of shares through the date of the meeting. Any recommendation for director nominee submitted by a qualifying stockholder must be received by Highbury no later than 90 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year’s annual meeting of stockholders. Any stockholder recommendation for director nominee must be submitted to Highbury’s Chairman of the Board in writing, including:

•
a statement by the stockholder that he/she is the holder of at least 1% of the outstanding shares of Highbury’s Common Stock, that the shares have been held for at least one year prior to the date of the submission and that the stockholder will continue to hold the shares through the date of the annual meeting of stockholders;

•	the candidate’s name, age, contact information and current principal occupation or employment;

•
the candidate’s resume, which will include a description of the candidate’s qualifications and business experience during, at a minimum, the last five years, including his/her principal occupation or employment and the name and principal business of any corporation or other organization in which the candidate was employed; and

•	at least three (3) references for the candidate.

The Board will evaluate recommendations for director nominees submitted by directors, management or qualifying stockholders in the same manner, using the criteria stated above. All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process.

Legal Proceedings

During the past five (5) years, none of the directors or executive officers has been involved in any legal proceedings that are material to the evaluation of their ability or integrity.

EXECUTIVE COMPENSATION

Executive and Director Compensation

No executive officer or director of Highbury has ever received any compensation for services rendered since Highbury’s inception on July 13, 2005, including during the fiscal year ended December 31, 2006. No compensation of any kind, including finder’s and consulting fees, has been paid by us to any of our initial stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with our first acquisition. However, these individuals were reimbursed for out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, and Berkshire Capital receives $7,500 per month for office space and general and administrative services commencing on January 25, 2006. In addition, we have engaged Berkshire Capital to act as our non-exclusive financial advisor in connection with possible future acquisitions. See “Certain Relationships And Related Transactions - Financial Advisor Engagement.”

Compensation Committee Interlocks and Insider Participation

Highbury’s entire Board currently carries out the functions customarily undertaken by the Compensation Committee. Two members of Highbury’s Board, Messrs. Cameron and Foote, were executive officers of Highbury during the fiscal year ended December 31, 2006.  In addition, Messrs. Cameron and Foote are executive officers of, and serve on the compensation committee of, Berkshire Capital Securities LLC, or Berkshire Capital. For a description of certain transactions between us and Messrs. Cameron and Foote, see “Certain Relationships And Related Transactions, And Director Independence - Share Issuances to Initial Stockholders.” For a description of certain transactions between us and Berkshire Capital, which will benefit Messrs. Cameron and Foote to the extent of their interest in Berkshire Capital, see “Certain Relationships and Related Transactions - Office Services Agreement” and “- Financial Advisor Engagement.” During the fiscal year ended December 31, 2006, none of Highbury’s officers or employees participated in deliberations of Highbury’s Board concerning executive officer compensation.

COMPENSATION COMMITTEE REPORT

Because none of the Company’s named executive officers received any compensation from the Company for the fiscal year ended December 31, 2006, the Company has not included a Compensation Discussion and Analysis, as described in Regulation S-K Item 402(b), in its Annual Report on Form 10-K for such period.  Accordingly, the board of directors has neither reviewed and discussed such a Compensation Discussion and Analysis with management nor made any recommendation regarding the inclusion of such a Compensation Discussion and Analysis in the Company’s Annual Report on Form 10-K, or in its Proxy Statement on Schedule 14A.

Respectfully submitted by:

R. Bruce Cameron
Richard S. Foote
Russell L. Appel
* * *

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference in any such document.

Market Price and Dividend Data for Highbury Securities

Highbury’s units, common stock and warrants are traded on the Over-the-Counter Bulletin Board under the symbols HBRFU, HBRF and HBRFW, respectively. Each of Highbury’s units consists of one share of our common stock and two warrants. The following table sets forth the range of high and low closing bid prices for the units, common stock and warrants for the period indicated since such units, common stock and warrants commenced trading. The units commenced public trading on January 26, 2006. The common stock and warrants were approved for separate public trading on February 21, 2006 and such trading commenced on March 1, 2006. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions. Prior to January 26, 2006, there was no established public trading market for Highbury’s units. Prior to March 1, 2006, there was no established public trading market for our common stock or warrants.

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
Quarter ended
March 31, 2006	$6.75	$6.00	$5.50	$5.32	$0.66	$0.53
June 30, 2006	$8.72	$6.79	$6.05	$5.45	$1.31	$0.64
September 30, 2006	$7.40	$6.70	$5.65	$5.46	$0.93	$0.61
December 31, 2006	$9.45	$7.30	$5.93	$5.60	$1.69	$0.81
March 31, 2007	$8.66	$7.72	$5.85	$5.46	$1.67	$1.11
June 30, 2007	$10.25	$8.05	$6.75	$5.70	$1.74	$1.13

We do not currently have any equity compensation plans under which our securities are authorized for issuance.

Holders of Common Equity

On September 15, 2007, there were seven holders of record of Highbury’s units, eight holders of record of Highbury’s common stock and one holder of record of Highbury’s warrants, which does not include beneficial owners of Highbury’s securities. Highbury believes the beneficial holders of the units, common stock and warrants to be in excess of 25 persons each.

Dividends

Highbury has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends in the foreseeable future. The payment of dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Highbury is a holding company and, therefore, our ability to pay dividends, service our debt and meet our other obligations depends primarily on the ability of our sole subsidiary, Aston Asset Management LLC, to make distributions to us. Pursuant to the limited liability company agreement of Aston, 18.2% of the total revenue of Aston is allocated to Highbury, 9.8% of the total revenue is allocated to the other members of Aston and 72% of the total revenue is retained for use in paying operating expenses of Aston. In addition, Aston’s payment of distributions to us may be subject to claims by Aston’s creditors and to limitations applicable to Aston under federal and state laws, including securities and bankruptcy laws.

AUDIT COMMITTEE REPORT

The Board oversees the auditing procedures of Highbury, receives and accepts the reports of Highbury’s internal systems of accounting and management controls and selects and appoints auditors for Highbury.

The Board approved the independent accountants engaged to conduct the independent audit. The Board met with management and the independent accountants to review and discuss the December 31, 2006 consolidated financial statements. The Board also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Board reviewed written disclosures from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountants their firm’s independence.

Based upon the Board’s discussions with management and the independent accountants and the Board’s review of the representations of management and the independent accountants, the Board included the audited consolidated financial statements in Highbury’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

Respectfully submitted by:

R. Bruce Cameron
Richard S. Foote
Russell L. Appel
***

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference in any such document.

Audit fees. The firm of Goldstein Golub Kessler, or GGK, acts as our principal accountant. Through September 30, 2005, GGK had a continuing relationship with American Express Tax and Business Services Inc., or TBS, from which it leased auditing staff who were full time, permanent employees of TBS and through which its partners provide non-audit services. Subsequent to September 30, 2005, this relationship ceased and the firm established a similar relationship with RSM McGladrey, Inc., or RSM. GGK has no full time employees and therefore, none of the audit services performed were provided by permanent full-time employees of GGK. GGK manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination. We did not pay any fees to GGK or RSM for services that fall under the categories “Audit Related Fees” or “All Other Fees,” as such categories are defined in the rules promulgated by the SEC. The following is a summary of fees paid or to be paid to GGK and RSM for services rendered.

Fees incurred in connection with our initial public offering, including related audits, totaled $42,500. During the fiscal year ended December 31, 2006, we incurred $109,148 in fees for services provided principally in connection with our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, our Quarterly Reports on Form 10-QSB for the first three quarters of the 2006 fiscal year, our proxy filings in connection with the acquisition consummated on November 30, 2006, and the financial statements included in the Current Report on Form 8-K filed following the consummation of the acquisition. In addition, we incurred $110,000 in fees for services provided in connection with our Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Tax Fees. In 2006, we paid RSM $2,500 in connection with the preparation of our 2005 tax returns.

Pre-Approval of Fees. Our full Board is responsible for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Board has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Auditor attendance at annual meeting. Representatives of GGK will not be present at the 2007 Annual Meeting however representatives of GGK will be available to respond to appropriate questions by telephone if necessary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 15, 2007 in respect of beneficial ownership of Highbury’s common stock by each director, by each named executive officer and by all directors and executive officers of Highbury as a group, and each person known by us, as a result of such person’s public filings with the SEC and the information contained therein, to be the beneficial owner of more than 5% of Highbury’s outstanding shares of common stock. The percentages of common stock beneficially owned are based on 9,527,000 shares of common stock outstanding as of September 15, 2007.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name and address of beneficial owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
R. Bruce Cameron(2)	1,223,751	12.6%
Richard S. Foote(3)	667,500	6.9%
R. Bradley Forth(4)	111,249	1.2%
Russell L. Appel(5)	222,501	2.3%
Aidan J. Riordan(6)	6,900	0.1%
Context Capital Management, LLC(7)	2,476,892	21.9%
Jack Silver(8)	2,025,500	17.5%
Wellington Management Company, LLP(9)	1,328,548	14.0%
Nisswa Master Fund Ltd.(10)	1,235,900	11.9%
Woodbourne Partners, L.P.(11)	1,100,000	11.6%
Second Curve Capital, LLC(12)	1,000,000	10.5%
Broad Hollow LLC(13)	1,001,250	10.4%
Potomac Capital Management LLC(14)	936,500	9.8%
Royce & Associates, LLC(15)	892,900	9.4%
Talon Opportunity Partners, L.P.(16)	558,000	5.8%
All executive officers and directors as a group (five individuals)(2)(17)	2,231,901	22.6%

(1)	Unless otherwise noted, the business address of each stockholder listed in this table is c/o Berkshire Capital Securities LLC, 535 Madison Avenue, 19th Floor, New York, New York 10022.

(2)
Includes 851,250 shares owned of record by Broad Hollow LLC and 150,000 shares issuable upon exercise of warrants held by Broad Hollow LLC that became exercisable on January 25, 2007 that are attributed to Mr. Cameron, according to Section 13(d) of the Exchange Act, due to his position as the managing member of Broad Hollow LLC, and 33,334 shares issuable upon exercise of warrants held by Mr. Cameron that became exercisable on January 25, 2007.

(3)	Includes 100,000 shares issuable upon exercise of warrants that became exercisable on January 25, 2007.

(4)
The business address of Mr. Forth is c/o Berkshire Capital Securities LLC, 999 Eighteenth Street, Suite 3000, Denver, CO 80202. Includes 16,666 shares issuable upon exercise of warrants that became exercisable on January 25, 2007. These share numbers include 43,125 shares held by Mr. Forth, which are subject to a call in favor of Broad Hollow LLC, if Mr. Forth’s employment by Berkshire Capital is terminated for certain reasons before November 30, 2008.

(5)
These shares are owned of record by the Hillary Appel Trust and the Catey Lauren Appel Trust, of which Mr. Appel’s wife is the trustee. Mr. Appel disclaims beneficial ownership of all such shares. Includes 33,334 shares issuable upon exercise of warrants that became exercisable on January 25, 2007. The business address of Mr. Appel is c/o The Praedium Group LLC, 825 Third Avenue, 36th Floor, New York, NY 10022.

(6)	The business address of Mr. Riordan is c/o Calvert Street Capital Partners, 111 South Calvert Street, 18th Floor, Baltimore, Maryland 21202.

(7)
As reported in the Form 4 filed with the SEC on June 5, 2007, July 18, 2007 and February 27, 2007 and a Schedule 13D filed with the SEC on February 6, 2006 by Context Capital Management, LLC, Context Advantage Master Fund, L.P., Michael S. Rosen and William D. Fertig. The business address of Context Capital Management, LLC is 12626 High Bluff Drive, Suite 440, San Diego, CA 92130. Michael S. Rosen and William D. Fertig are the control persons of Context Capital Management, LLC and have shared voting power and shared dispositive power with respect to these shares. Includes 1,802,892 shares issuable upon the exercise of warrants that became exercisable on January 25, 2007.

(8)
As reported in the Form 4 and a Schedule 13G, each of which was filed with the SEC on December 29, 2006 by Jack Silver. The business address of Mr. Silver is c/o SIAR Capital LLC, 660 Madison Avenue, New York, New York 10021.  The 2,025,500 shares beneficially owned by Mr. Silver include (i) 1,625,500 shares issuable upon the exercise of warrants that became exercisable on January 25, 2007 held by Sherleigh Associates Inc. Profit Sharing Plan, a trust of which Mr. Silver is the trustee; and (ii) 400,000 shares issuable upon the exercise of warrants that became exercisable on January 25, 2007 held by Sherleigh Associates Inc. Defined Benefit Pension Plan, a trust of which Mr. Silver is the trustee.

(9)
As reported in the Schedule 13G/A filed with the SEC on February 14, 2007 by Wellington Management Company, LLP. The business address of Wellington Management Company, LLP is 75 State Street, Boston, MA 02109. The Schedule 13G does not disclose the natural persons that would be deemed the control persons of Wellington Management Company, LLP. Based on a Form ADV filed by Wellington Management Company, LLP, with the SEC on July 11, 2007, the control persons of Wellington Management Company, LLP are Laurie Gabriel, Saul Pannell, John Ryan, Perry Traquina, Phillip Perelmuter, Thomas Pappas, James Hoffman, Karl Bandtel and Jean Hynes.

(10)
As reported in the Schedule 13G filed with the SEC on January 26, 2007 by Brian Taylor, Pine River Capital Management L.P., and Nisswa Master Fund Ltd, and the Form 4 filed with the SEC on January 26, 2007 by Nisswa Master Fund Ltd. The business address of each of these persons is c/o Pine River Capital Management L.P., 800 Nicollet Mall, Suite 2850, Minneapolis, MN 55402.  Brian Taylor and Pine River Capital Management L.P. have shared voting power and shared dispositive power over 1,235,900 shares; and Nisswa Master Fund Ltd. has shared voting power and shared dispositive power over 875,900 of these 1,235,900 shares.  Includes 875,900 shares issuable upon exercise of warrants that became exercisable on January 25, 2007.

(11)
As reported in the Form 4 filed with the SEC on February 2, 2007 by Woodbourne Partners L.P., and the Schedule 13G filed with the SEC on January 23, 2007 by Woodbourne Partners L.P., Clayton Management Company and John D. Weil. The business address of Woodbourne Partners, L.P. is 200 North Broadway, Suite 825, St. Louis, Missouri 63102.  The controlling person of Woodbourne Partners, L.P. is Clayton Management Company, its General Partner, and Mr. John Weil is the President and controlling person of Clayton Management Company.

(12)
As reported in a Schedule 13G filed with the SEC on February 14, 2007 by Second Curve Capital, LLC, Thomas K. Brown and Second Curve Opportunity Fund, LP.  The business address of each of these persons is 405 Lexington Avenue, 52nd Floor, New York, NY 10174. Second Curve Capital, LLC and Thomas Brown have shared voting power and shared dispositive power with respect to these shares.  Second Curve Opportunity Fund, LP has shared voting power and shared dispositive power with respect to 746,730 of these shares.

(13)	Includes 150,000 shares issuable upon exercise of warrants that became exercisable on January 25, 2007.

(14)
As reported in the Schedule 13G filed with the SEC on February 16, 2007 by Potomac Capital Management LLC, Potomac Capital Management Inc. and Paul J. Solit. The business address of Potomac Capital Management LLC is 825 Third Avenue, 33rd Floor, New York, New York 10022. Potomac Capital Management LLC, Potomac Capital Management Inc. and Paul J. Solit have shared voting power and shared dispositive power with respect to these shares.

(15)
As reported in the Schedule 13G filed with the SEC on January 22, 2007 by Royce & Associates, LLC. The business address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019.  The Schedule 13G does not disclose the natural persons that would be deemed the control persons of Royce & Associates, LLC. Based on a Form ADV filed by Royce & Associates, LLC with the SEC on June 28, 2006, the control persons of Royce & Associates, LLC are Charles Royce, John Diederich, Mark Fetting, Raymond Mason, John Denneen, Legg Mason, Inc. and Peter Bain.

(16)
As reported in the Schedule 13G filed with the SEC on December 6, 2006 by Talon Opportunity Partners, L.P., Talon Opportunity Managers, L.L.C. and Talon Asset Management, LLC. The business address of each of these entities is One North Franklin, Suite 900, Chicago, Illinois 60606. Talon Opportunity Partners, L.P., Talon Opportunity Managers, L.L.C., the general partner of Talon Opportunity Partners, L.P. and Talon Asset Management, LLC, the Manager of Talon Opportunity Managers. L.L.C., have shared voting power and shared dispositive power with respect to these shares. The shares are held by Talon Asset Management, LLC on behalf of Talon Opportunity Partners, L.P., as manager of Talon Opportunity Managers, L.L.C., the general partner of Talon Opportunity Partners, L.P. From time to time, Talon Opportunity Partners, L.P. may make distributions of partnership income to limited partners, none of which has an interest relating to more than 5% of the class. The Schedule 13G does not disclose the natural persons that would be deemed the control persons of Talon Asset Management, LLC. Based on a Form ADV filed by Talon Asset Management, LLC with the SEC on February 9, 2007, the control persons of Talon Asset Management, LLC are Terry Diamond, Alan Wilson, Barbara Rumminger, William Wolf, Bruce Beerbower, Talon Asset Management Inc. and Diamond JJJD Enterprises, LLC. Includes 80,000 shares issuable upon exercise of warrants that became exercisable on January 25, 2007.

(17)	Includes 333,334 shares issuable upon exercise of warrants that became exercisable on January 25, 2007.

Certain Relationships and Related Transactions

Share Issuances to Initial Stockholders

On August 1, 2005, we issued 1,500,000 shares of our common stock to the persons set forth below, or our initial stockholders, for an aggregate of $25,000 in cash, at an average purchase price of approximately $0.0167 per share. These shares were allocated as follows:

Name	Number of Shares	Relationship to Us
R. Bruce Cameron	150,000	Chairman of the Board
Richard S. Foote	450,000	President, Chief Executive Officer and Director
R. Bradley Forth	75,000	Executive Vice President, Chief Financial Officer and Secretary
The Hillary Appel Trust	75,000	Stockholder(1)
The Catey Lauren Appel Trust	75,000	Stockholder(1)
Broad Hollow LLC	675,000	Stockholder(2)

(1)	The Hillary Appel Trust and The Catey Lauren Appel Trusts are trusts of which the wife of Mr. Appel, one of our Directors, is the trustee.

(2)	Mr. Cameron, our Chairman of the Board, is the managing member of Broad Hollow LLC.

Subsequent to the issuance of the 1,500,000 shares, we authorized a stock dividend of 0.15 shares of common stock for each outstanding share of common stock as of January 13, 2006.

The holders of the majority of these shares are entitled to make up to two demands that we register these shares and any warrants they may own, pursuant to an agreement signed on January 31, 2006. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which their shares of common stock are released from escrow, which will be January 31, 2009. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

All of the shares of our common stock outstanding prior to the date of the prospectus for our initial public offering (January 25, 2006) were placed in escrow with Continental Stock Transfer & Trust Company as escrow agent, until the earliest of:

•	three years following the date of the closing of our initial public offering (January 31, 2006);

•	our liquidation; and

•
the consummation of a liquidation, merger, stock exchange, stock purchase or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except among our initial stockholders (including upon exercise by Broad Hollow LLC of its call option), to their spouses and children or trusts established for their benefit, by virtue of the laws of descent and distribution, upon the death of any initial stockholder or pursuant to a qualified domestic relations order but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow.

Our initial stockholders purchased an aggregate of 166,667 units in a private placement in connection with our initial public offering. The shares and warrants comprising such units may be sold, assigned or transferred by them now that we have consummated the acquisition, subject to applicable securities laws. The holders of a majority of the units purchased in the private placement are entitled to make up to two demands that Highbury register the shares, warrants and shares underlying the warrants comprising such units at any time. In addition, the initial stockholders have certain "piggy-back" registration rights with respect to such securities on registration statements filed by Highbury. We will bear the expenses incurred in connection with the filing of any of the foregoing registration statements.

Office Services Agreement

Commencing on January 25, 2006, Berkshire Capital has made available to us such office space and certain general and administrative services as we have required from time to time. We paid Berkshire Capital $7,500 per month for these services. On November 30, 2006, we replaced this agreement with an office services agreement with Berkshire Capital. The office services agreement provides for a monthly fixed fee for office services of $7,500. Either party may terminate the office service agreement at any time with six months’ notice to the other party. R. Bruce Cameron, our Chairman of the Board, Richard S. Foote, our President, Chief Executive Officer and Director, and R. Bradley Forth, our Executive Vice President, Chief Financial Officer and Secretary are employees or equity owners of Berkshire Capital. As a result of these affiliations, these individuals will benefit from the transaction to the extent of their interest in Berkshire Capital. However, this arrangement is solely for our benefit and is not intended to provide any of our executive officers compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Denver, Colorado metropolitan area, that the fee charged by Berkshire Capital is at least as favorable as we could have obtained from an unaffiliated third party. This agreement was ratified in accordance with our Related Person Policy described below.

Financial Advisor Engagement

We have engaged Berkshire Capital to act as our non-exclusive financial advisor in connection with possible acquisitions. In such capacity, Berkshire Capital will assist us in structuring, negotiating and completing acquisitions of targets identified by us and acknowledged by both us and Berkshire Capital as being subject to Berkshire Capital’s engagement. If we enter into an agreement to acquire such a target company during the term of Berkshire Capital’s engagement or within two years thereafter, and such acquisition is completed, then we will pay Berkshire Capital a success fee at closing equal to the greater of (a) the sum of 3.0% of the first $15 million of the aggregate consideration in such transaction and 1.0% of the aggregate consideration in such transaction in excess of $15 million, and (b) $600,000. Upon the execution of a definitive agreement with respect to an acquisition, we will pay Berkshire Capital $200,000 which will be credited against the success fee. We will also reimburse Berkshire Capital for its reasonable expenses in performing its services under the engagement letter and will indemnify Berkshire Capital for liabilities it incurs in performing such services, unless such liabilities are attributable to Berkshire Capital’s gross negligence or willful misconduct. Messrs. Cameron, Foote and Forth, our executive officers, are affiliated with Berkshire Capital. As a result of these affiliations, these individuals will benefit from the transaction to the extent of their interest in Berkshire Capital. We believe, based on discussions with other investment banks, that the terms of our engagement of Berkshire Capital are at least as favorable as we could have obtained from an unaffiliated third party. This transaction was approved in accordance with our Related Person Policy described below.

Conflicts of Interest

Our public stockholders should be aware of the following potential conflicts of interest. Our officers and directors are not required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities. Furthermore, Messrs. Cameron, Foote and Forth, our executive officers, are affiliated with Berkshire Capital, a registered broker-dealer that provides financial advisory services to clients in connection with mergers and acquisitions in the financial services industry. Berkshire Capital’s clients may compete with us for acquisitions in the financial services industry, and Berkshire Capital may have a duty to present certain acquisition opportunities to its clients before it presents them to us.

Policies and Procedures for Review, Approval or Ratification of Transactions with Related Persons

Our Board has adopted certain written policies and procedures for the review, approval and ratification of related party transactions, which we refer to as our Related Person Policy. Among other things, our Related Party Policy provides that any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest, must be reported to our Board prior to the consummation or amendment of the transaction. A related person, as defined in our Related Party Policy, means any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of Highbury or a nominee to become a director of Highbury; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Our Board reviews these related party transactions and considers all of the relevant facts and circumstances available to the Board, including (if applicable) but not limited to: the benefits to us; the availability of other sources of comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Board may approve only those related party transactions that are in, or are not inconsistent with, the best interests of us and of our stockholders, as the Board determines in good faith. At the beginning of each fiscal year, the Board will review any previously approved or ratified related party transactions that remain ongoing and have a remaining term of more than six months. The Board will consider all of the relevant facts and circumstances and will determine if it is in the best interests of us and our stockholders to continue, modify or terminate these related party transactions.

The transactions described under the caption “Share Issuances to Initial Stockholders” were not approved or ratified in accordance with our Related Party Policy, which was not in effect at the time such transactions were consummated. Because all of our directors had an interest in such transactions, it was not possible to have them approved or ratified by disinterested directors.

Independence of Directors

Highbury currently does not have, and is not required to have, a majority of independent directors. Should Highbury decide to list on a securities exchange, we will be required to adhere to the independence requirements of that exchange. We believe that only two of our current four directors, Messrs. Appel and Riordan, would meet the independence requirements applicable to companies listed on Nasdaq, including those applicable to audit, compensation and nominating committee members. Our other two directors, Messrs. Cameron and Foote, would not meet the director independence requirements of Nasdaq. Highbury’s entire board of directors, including Messrs. Cameron and Foote who are not independent directors, carries out the functions customarily undertaken by audit, compensation and nominating committees.

MISCELLANEOUS

Shareholder Proposals

Any shareholder proposal intended to be presented at the 2008 Annual Meeting of Shareholders must be received by Highbury not later than June 3, 2008 for inclusion in our proxy statement and form of proxy for that meeting. Such proposals should be directed to the attention of Secretary, Highbury Financial Inc., 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202. Applicable SEC rules and regulations govern the submission of stockholder proposals and our consideration of them for inclusion in next year’s proxy statement.

A stockholder who wants to present a proposal at the 2008 annual meeting (but not to include the proposal in our proxy statement) or to nominate a person for election as a director must comply with the requirements set forth in our by-laws. Our by-laws require, among other things, that our corporate secretary receive written notice from the record holder of intent to present such proposal or nomination no less than 60 days and no more than 90 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, if the annual meeting with respect to which such notice is to be tendered is not held within 30 days before or after such anniversary date, to be timely, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting or public disclosure thereof was given or made. Therefore, if the annual meeting with respect to which such notice is to be tendered is held within 30 days before or after such anniversary date, we must receive notice of such proposal no earlier than August 29, 2008, and no later than September 28, 2008. The notice must contain the information required by our by-laws. You may obtain a print copy of our by-laws upon request from our corporate secretary at Highbury Financial Inc., 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202. Any person presiding at the meeting may exclude any matter that is not properly presented in accordance with these requirements.

If a matter is presented at our annual meeting for which we did not have notice before September 18, 2007, then the proxy holders designated by the Board may exercise their discretionary voting authority with regard to such matter.

Shareholder Communication with our Board

Any communications from shareholders to our Board must be addressed in writing and mailed to the attention of the Board of Directors, c/o Corporate Secretary, Highbury Financial Inc., 999 Eighteenth Street, Suite 3000, Denver, Colorado 80202. The Corporate Secretary will compile the communications, summarize lengthy or repetitive communications and forward these communications to the directors, in accordance with the judgment of our Chairman of the Board. Any matter relating to our financial statements, accounting practices or internal controls should be addressed to Richard S. Foote.

Other Matters

We do not intend to bring before the meeting for action any matters other than those specifically referred to in this proxy statement, and we are not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the meeting, the persons named in the proxy intend to vote on any such matter in accordance with their best judgment, including any matters or motions dealing with the conduct of the meeting.

Annual Report on Form 10-K

A copy of Highbury’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 is being mailed to each shareholder together with this proxy statement.

Highbury files reports, proxy statements and other information with the SEC as required by the Securities Exchange Act of 1934, as amended. You may read and copy reports, proxy statements and other information filed by Highbury with the SEC at the SEC public reference room located in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, 100 F Street, N.E., Washington, D.C. 20549. You may access information on Highbury at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement, or any annex to this proxy statement incorporated by reference in this proxy statement, are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to this proxy statement or incorporated in this proxy statement by reference.

If you would like additional copies of this document, or if you have questions about the Annual Meeting, you should contact:

Richard S. Foote Highbury Financial Inc. 999 Eighteenth Street, Suite 3000 Denver, CO 80202 Tel: (303) 357-4802

PROXY

Highbury Financial Inc.
999 Eighteenth Street, Suite 3000
Denver, Colorado 80202

ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF HIGHBURY FINANCIAL INC.

The undersigned appoints Richard S. Foote or R. Bradley Forth as proxies with full power to act without the other and each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of Highbury Financial Inc. (“Highbury”) held of record by the undersigned on September 14, 2007, at the Annual Meeting of Stockholders to be held on October 29, 2007, or any postponement or adjournment thereof.

At their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting in accordance with SEC rules.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBER 1. THE HIGHBURY BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL SHOWN ON THE REVERSE SIDE.

HIGHBURY MAY POSTPONE THE ANNUAL MEETING TO SOLICIT ADDITIONAL VOTES IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE HIGHBURY BOARD OF DIRECTORS.

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBER 1. THE HIGHBURY BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.

1. Election of Directors		FOR the nominee listed below	WITHHOLD AUTHORITY to vote for the nominee listed below

Nominee:	R. Bruce Cameron	☐	☐
	Aidan J. Riordan	☐	☐

MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT			☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature	Signature	Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer.